CarParts.com Reports Third Quarter 2024 Results

TORRANCE, Calif. – October 29th, 2024 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the third quarter ended September 28, 2024.

Third Quarter 2024 Summary vs. Year-Ago Quarter

●	Net sales decreased to $144.8 million, down 13% from the year-ago quarter.
●	Gross profit of $51.0 million vs. $54.8 million.
●	Gross margin of 35.2%, up from 32.9% from the year-ago quarter.
●	Net loss was ($10.0) million, or ($0.17) per share, compared to a net loss of ($2.5) million, or ($0.04) per share.
●	Adjusted EBITDA of ($1.2) million vs. $3.0 million.
●	Cash of $38.1 million and no revolver debt.
●	Our mobile app has cumulative downloads of over 550,000, more than double the number from the beginning of the year.
●	New semi-automated Las Vegas distribution center fully operational and handling 20% of company volume.

Management Commentary

“Over the last 12 months, we have been working on re-platforming carparts.com to increase performance and shorten our development cycles. I’m proud to announce that carparts.com is now on a best-in-class cloud-based infrastructure which allows us to roll out new features faster than ever.

We have recently rolled out several strategic initiatives, such as our partnership with SimpleTire, offering a full assortment of tires with installation, our new shipping and product protection offering, and VIN lookup that has 30,000 uses in just two weeks. Although we are early in the journey, all these initiatives are seeing take rates and usage higher than anticipated.

Additionally, we are happy to announce the launch of our eBay store in Canada with a full assortment of mechanical parts. We are leveraging our best-in-class catalog and marketplaces capabilities to capture incremental revenue in this new global market. Early signs are positive, and as we continue to ramp up, we believe it could become a top line revenue driver.

On the Amazon front, we have recently completed a pilot, leveraging the Amazon fulfillment network to offer a selection of our private label parts. This program offers amazon shoppers our private label products with fast delivery and Prime badging.

Our OE premium brands are up 24% YOY, our European brands are up 23% YOY, and finally, our wholesale commercial sales channel, excluding the impact of our Vegas move, is up mid-single digits” said David Meniane, CEO.

Third Quarter 2024 Financial Results

Net sales in the third quarter of 2024 were $144.8 million, down 13% from the year-ago quarter. The decrease was primarily driven by deliberate price increases to focus on higher value customers, support gross margin expansion, a continued challenging consumer environment in the industry, and one-time impacts from the Crowd Strike issue and hurricanes Helene and Milton in the quarter.

Gross profit in the third quarter was $51.0 million compared to $54.8 million in the year-ago quarter, with gross margin increasing 230 basis points to 35.2%, and up sequentially from 33.5% last quarter. This improvement in gross margin was primarily driven by our price increases and lower product costs resulting in expanded product margins, partially offset by unfavorable freight costs.

Total operating expenses in the third quarter were $60.9 million compared to $57.7 million in the year-ago quarter.

Net loss in the third quarter was ($10.0) million compared to a net loss of ($2.5) million in the year-ago quarter.

Adjusted EBITDA in the third quarter was ($1.2) million compared to $3.0 million in the year-ago quarter.

On September 28, 2024, the Company had a cash balance of $38.1 million and no revolver debt, compared to no revolver debt and a $51.0 million cash balance at prior fiscal year-end December 30, 2023.

2024 Outlook

Due to the unexpected and continued impact from hurricanes Helene and Milton, the Company is narrowing and lowering our full year net revenue guidance by $5 million to $595 million to $600 million; however, the Company is narrowing our expected gross margin guidance to the high end of the range, from 32%-34% to 33%-34%.

Conference Call

CarParts.com CEO David Meniane, CFO Ryan Lockwood and COO Michael Huffaker will host a conference call today to discuss the results, followed by a question-and-answer period.

Date: Tuesday, October 29, 2024

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-driven eCommerce company offering over 1 million high-quality automotive parts and accessories. Operating for over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair and maintenance solutions. Our commitment lies in placing the customer at the forefront of our operations, evident in our easy-to-use, mobile-friendly website and app. With a commitment to affordability and customer satisfaction, CarParts.com simplifies the automotive repair process, aiming to eliminate the uncertainty and stress often associated with vehicle maintenance. Backed by a robust company-operated fulfillment network, we ensure swift delivery of top-quality parts from leading brands to customers across the nation.

At CarParts.com, our global team is united by a shared vision: Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest (income) expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) workforce transition costs; and (g) distribution center costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$144.75	$166.86	$455.31	$519.33
Gross profit	$50.98	$54.82	$153.29	$177.81
	35.2%	32.9%	33.7%	34.2%
Operating expense	$60.90	$57.73	$178.46	$180.94
	42.1%	34.6%	39.2%	34.8%
Net loss	$(10.02)	$(2.52)	$(25.18)	$(2.14)
	(6.9)%	(1.5)%	(5.5)%	(0.4)%
Adjusted EBITDA	$(1.16)	$3.05	$(0.23)	$18.72
	(0.8)%	1.8%	(0.1)%	3.6%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net loss	$(10,018)	$(2,517)	$(25,183)	$(2,137)
Depreciation & amortization	4,956	4,430	13,436	12,596
Amortization of intangible assets	12	8	33	28
Interest (income) expense, net	(35)	(449)	(240)	(323)
Income tax provision	135	114	260	396
EBITDA	$(4,950)	$1,586	$(11,694)	$10,560
Stock compensation expense	$3,057	$1,462	$8,967	$8,158
Workforce transition costs(1)	26	—	617	—
Distribution center costs(2)	705	—	1,882	—
Adjusted EBITDA	$(1,162)	$3,048	$(228)	$18,718

(1)	We incurred workforce transition costs, primarily related to severance, as part of our recent workforce reductions.
(2)	We incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28,	September 30,	September 28,	September 30,
	2024	2023	2024	2023
Net sales	$144,751	$166,864	$455,310	$519,334
Cost of sales (1)	93,769	112,047	302,016	341,524
Gross profit	50,982	54,817	153,294	177,810
Operating expense	60,900	57,734	178,457	180,935
Loss from operations	(9,918)	(2,917)	(25,163)	(3,125)
Other income (expense):
Other income, net	345	874	1,136	2,427
Interest expense	(310)	(360)	(896)	(1,043)
Total other income, net	35	514	240	1,384
Loss before income taxes	(9,883)	(2,403)	(24,923)	(1,741)
Income tax provision	135	114	260	396
Net loss	(10,018)	(2,517)	(25,183)	(2,137)
Other comprehensive (loss) gain:
Foreign currency adjustments	—	—	87	—
Unrealized (loss) gain on deferred compensation trust assets	—	(21)	—	27
Total other comprehensive (loss) gain	—	(21)	87	27
Comprehensive loss	$(10,018)	$(2,538)	$(25,096)	$(2,110)
Net loss per share:
Basic and diluted net loss per share	$(0.17)	$(0.04)	$(0.44)	$(0.04)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	57,334	57,179	56,897	56,252

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	September 28,	December 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$38,105	$50,951
Accounts receivable, net	8,427	7,365
Inventory, net	97,235	128,901
Other current assets	6,477	6,121
Total current assets	150,244	193,338
Property and equipment, net	34,494	26,389
Right-of-use - assets - operating leases, net	28,029	19,542
Right-of-use - assets - finance leases, net	11,808	15,255
Other non-current assets	3,064	3,331
Total assets	$227,639	$257,855
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,715	$77,851
Accrued expenses	19,020	20,770
Right-of-use - obligation - operating, current	5,668	4,749
Right-of-use - obligation - finance, current	3,655	4,308
Other current liabilities	4,843	5,308
Total current liabilities	92,901	112,986
Right-of-use - obligation - operating, non-current	24,797	16,742
Right-of-use - obligation - finance, non-current	9,680	12,327
Other non-current liabilities	3,062	2,969
Total liabilities	130,440	145,024
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 57,386 and 56,303 shares issued and outstanding as of September 28, 2024 and December 30, 2023 (of which 3,786 are treasury stock)	61	60
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	322,337	312,874
Accumulated other comprehensive income	870	783
Accumulated deficit	(214,157)	(188,974)
Total stockholders’ equity	97,199	112,831
Total liabilities and stockholders' equity	$227,639	$257,855

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 28,	September 30,
	2024	2023
Operating activities
Net loss	$(25,183)	$(2,137)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	13,436	12,596
Amortization of intangible assets	33	28
Share-based compensation expense	8,967	8,158
Stock awards issued for non-employee director service	31	17
Stock awards related to officers and directors stock purchase plan from payroll deferral	7	—
Gain from disposition of assets	(70)	(75)
Amortization of deferred financing costs	49	49
Changes in operating assets and liabilities:
Accounts receivable	(1,063)	(3,185)
Inventory	31,666	11,616
Other current assets	(355)	1
Other non-current assets	261	(199)
Accounts payable and accrued expenses	(19,352)	31,208
Other current liabilities	(465)	386
Right-of-use obligation - operating leases - current	1,259	613
Right-of-use obligation - operating leases - long-term	(772)	(723)
Other non-current liabilities	93	(488)
Net cash provided by operating activities	8,542	57,865
Investing activities
Additions to property and equipment	(18,146)	(7,380)
Payments for intangible assets	(76)	—
Proceeds from sale of property and equipment	92	83
Net cash used in investing activities	(18,130)	(7,297)
Financing activities
Borrowings from revolving loan payable	168	159
Payments made on revolving loan payable	(168)	(159)
Payments on finance leases	(3,243)	(3,592)
Repurchase of treasury stock	—	(2,151)
Net proceeds from issuance of common stock for ESPP	359	483
Statutory tax withholding payment for share-based compensation	(461)	—
Proceeds from exercise of stock options	—	2,604
Net cash used in financing activities	(3,345)	(2,656)
Effect of exchange rate changes on cash	87	—
Net change in cash and cash equivalents	(12,846)	47,912
Cash and cash equivalents, beginning of period	50,951	18,767
Cash and cash equivalents, end of period	$38,105	$66,679
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$12,857	$—
Right-of-use finance asset acquired	$—	$784
Accrued asset purchases	$907	$658
Share-based compensation expense capitalized in property and equipment	$561	$589
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$48	$180
Cash paid during the period for interest	$896	$1,042
Cash received during the period for interest	$1,136	$1,365